                     FIRST AMENDMENT TO CREDIT AGREEMENT

           This Amendment is agreed to as of the 16th day of December, 1998, by and between ChoiceTel Communications, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Bank").

          The Borrower and the Bank have entered into a Credit Agreement dated as of June 30, 1998 (as amended, the "Credit Agreement").

          The Borrower has requested additional advances from the Bank to fund expansion, and the Bank is willing to consider such advances on the terms and subject to the conditions set forth below.

          ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1. DEFINITIONS. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

          2.   AMENDMENT.  The Credit Agreement is hereby amended as follows:

          (a) The term, "Note", is hereby deleted in each instance in the definitions of "Life Insurance Assignments" and "Loan Documents" in Section
     1.1 of the Credit Agreement, and in Sections 2.2(a), 2.2(c), 2.3(a), 2.6(b)(iv), 2.7(a), 2.7(c), 2.7(d), 2.8, 5.5, 5.7, 6.11, 7.1(g), 7.1(j),
     7.2, 8.4 and 8.12 of the Credit Agreement, and the term, "Notes", is in each instance substituted therefor.

          (b)  The definitions of "Advance" and "Financial Covenant" in Section
     1.1 of the Credit Agreement are hereby amended in their entirety to read, respectively, as follows:

                    "Advance" means an advance by the Bank to the Borrower
               pursuant to Article II.

                    "Financial Covenant" means any of the Borrower's obligations set forth in Section 5.9, 5.10, 5.11, 5.12 or 5.14 of this Agreement

          (c) The definition of "Note" in Section 1.1 of the Credit Agreement is hereby deleted, and the following is substituted therefor:

                    "Notes" means the Facility A Note and the Facility B Note, collectively.

          (d)  The first sentence of the definition of "Operating Cash Flow" in

     Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                    "Operating Cash Flow" means, with respect to any period, the net after-tax income of the Borrower and its Subsidiaries during that period, PLUS the sum of any taxes accrued by the Borrower and its Subsidiaries with respect to such period, any depreciation, amortization and interest expenses recognized by the Borrower and its Subsidiaries with respect to that period, any non-operating expenses recognized by the Borrower and its Subsidiaries with respect to that period, and any extraordinary or non-cash loss or expenses paid or incurred by the Borrower and its Subsidiaries during that period, LESS the sum of any cash payments actually made by the and its Subsidiaries in payment of taxes due and owing during that period, and any extraordinary, non-operating or non-cash income claimed by the Borrower and its Subsidiaries during that period, all as determined on a consolidated basis in accordance with generally accepted accounting principles, together with such other adjustments (to reflect anticipated cost savings, regulatory changes or other matters) as the Borrower and the Bank may agree upon in writing.

           (e) The following new definitions are hereby added to Section 1.1 of the Credit Agreement:

                    "Facility A Note" means the Borrower's promissory note in
               the form of Exhibit A hereto.

                    "Facility B" means the multiple-advance discretionary
               revolving credit facility established under Section 2.9.

                    "Facility B Advance" means an advance made by the Bank to
               the Borrower under Section 2.9.

                    "Facility B Amount" means $1,000,000, unless said amount is reduced pursuant to Section 2.9(d), in which event it means the amount to which said amount is reduced.

                    "Facility B Conversion Date" means September 30, 1999.

                    "Facility B Note" means the Borrower's promissory note in
               the form of Exhibit C hereto.

                    "Puerto Rican Contribution Margin" means, with respect to
               any period, the ratio (expressed as a percentage) of (i) (A) net revenue of the Borrower during that period, minus (B) the sum of rent expense and access charges with respect to that period, to (ii) net revenue during that period, all determined in accordance with generally accepted accounting principles with respect to solely to the Borrower's pay phone operations in Puerto Rico.

          (f) The parenthetical, "(the 'Advance')", at the end of the first sentence of Section 2.1 of the Credit Agreement is hereby deleted; and the parenthetical, "(the 'Note')", at the end of the second sentence of Section
     2.1 of the Credit Agreement is hereby deleted.

          (g) The term, "Note", in the last sentence of Section 2.1 of the Credit Agreement and in each instance in Section 2.3(b) is hereby deleted, and the term, "Facility A Note", is in each instance substituted therefor.

          (h) The following is hereby inserted at the end of Section 2.3 of the Credit Agreement:

                    (c) PRINCIPAL: FACILITY B. The principal balance of the Facility B Note shall be due and payable in 45 monthly installments, due and payable on the last day of each month, commencing October 31, 1999. Each such installment other than the final installment shall be in an amount equal to a percentage of the principal balance of the Facility B Note outstanding at the close of business on the Facility B Conversion Date. The percentage on which each such installment is calculated shall be as set forth below opposite the period in which such installment is due:

          INSTALLMENTS DUE DURING THE PERIOD          INSTALLMENT PERCENTAGE
          ----------------------------------          ----------------------
          October 31, 1999 through December 31, 1999          1.667%
          January 1, 2000 through December 31, 2000           1.917%
          January 1, 2001 through December 31, 2001           2.167%
          January 1, 2002 through December 31, 2002           2.458%
          January 1, 2003 through June 29, 2003               2.750%

               The final installment due on June 30, 2003 shall be in an amount equal to the entire principal balance of the Facility B Note then unpaid.

          (i) Section 2.5(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                    (b) TERMINATION FEE. Upon reduction of the Facility B Amount by the Borrower pursuant to Section 2.9(d), the Borrower shall pay to the Bank a termination fee equal to the Termination Premium Percentage with respect to the Loan Year in which such reduction occurs, multiplied by the amount of such reduction. Upon termination of Facility B pursuant to Section 2.9(d) or 7.2, the Borrower shall pay to the Bank a termination fee equal to the Termination Premium Percentage with respect to the Loan Year in which such termination occurs, multiplied by the Facility B Amount in effect immediately prior to such termination. Upon prepayment of either Note (other than prepayment on account of a termination of Facility B, with respect to which a termination fee shall be due and payable under the preceding sentence, or prepayment of the Facility B Note prior to the Facility B Conversion Date) or acceleration of the maturity of either Note, the Borrower shall pay to the Bank a termination fee equal to the Termination Premium Percentage with respect to the Loan Year in which such prepayment or acceleration occurs, multiplied by the principal balance of the Note so prepaid or due upon acceleration, as the case may be. Notwithstanding the foregoing, no termination fee shall be payable (i) on account of prepayment of the Notes in full if such prepayment is made solely from the proceeds of a refinancing by the Bank, (ii) on account of any mandatory prepayment under paragraph (i) or (ii) of
               Section 2.6(b), or (iii) on the first $100,000 in prepayments made (other than from prepayments described in clause (ii)) during any calendar year.

          (j)  The following is hereby inserted at the end of Section 2.5:

                    (d) ORIGINATION FEE. On the Facility B Conversion Date, or, if earlier, the date on which Facility B is terminated pursuant to Section 7.2, the Borrower shall pay to the Bank an origination fee equal to 50 basis points (0.50%) on the excess, if any, of the principal balance of the Facility B Note on that date over $500,000.

          (k)  The following new Section 2.9 is hereby inserted at the end of
     Article II of the Credit Agreement:

                    Section 2.9 FACILITY B.

                    (a) GENERALLY. The Bank agrees to consider making Advances to the Borrower from time to time during the period from the date hereof to and including the Facility B Conversion Date in an aggregate amount not to exceed at any time outstanding the Facility B Amount. The proceeds of each Facility B Advance shall be used for the Borrower's general corporate purposes. Each Facility B Advance shall be in the amount of $100,000 or a multiple thereof. Within the limits of the Facility B Amount, the Borrower may, subject always to the Bank's continuing discretion, borrow, prepay pursuant to Section 2.6 and reborrow under this Section 2.9. The Facility B Advances shall be evidenced by the Facility B Note. The Facility B Note shall bear interest on the unpaid principal amount thereof from the date thereof until paid as set forth in Section 2.2. NOTHING HEREIN SHOULD BE INTERPRETED AS A PROMISE TO MAKE ANY ONE OR
               MORE FACILITY B ADVANCES. The Bank may in its sole discretion elect to make any requested Facility B Advance, may reject such request, or may condition its willingness to make any requested Facility B Advance on one or more conditions, including but not limited to such amendments to this Agreement and the other Loan Documents as the Bank, in its sole discretion, may deem appropriate.

                    (b) LIMITATION. Without limiting the Bank's right to refuse any request for a Facility B Advance for any reason, the Borrower acknowledges that the Bank does not intend to make any Facility B Advance if, after giving effect to such Facility B Advance, the ratio of (i) the Borrower's aggregate Senior Debt, to (ii) the Borrower's Operating Cash Flow as of the most recent 12-month period for which financial statements are available as of the date of determination, would exceed 3.00 to 1.

                    (c) PROCEDURE FOR ADVANCES. Each Facility B Advance shall be made on at least one Business Day's prior written request from the Borrower to the Bank or telephonic request from any person purporting to be authorized to request Advances on behalf of the Borrower, which request shall specify the date of the requested Facility B Advance and the amount thereof. If the Bank, in its sole discretion, elects to make the requested Facility B Advance, the Bank shall disburse the amount of the requested Facility B Advance by crediting the same to the Borrower's demand deposit account maintained with the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Bank. The Borrower shall be obligated to repay all Advances notwithstanding the failure of the Bank to receive such confirmation and notwithstanding the fact that the person requesting same was not in fact authorized to do so. Any request for an Advance shall be deemed to be a representation that the statements set forth in Section 3.2 are correct.

                    (d) TERMINATION OR REDUCTION. The Borrower may at any time and from time to time upon three Business Days' prior notice to the Bank permanently terminate Facility B in whole or permanently reduce the Facility B Amount in part, provided that (i)
               Facility B may not be terminated while any Facility B Advance remains outstanding, (ii) each partial reduction shall be in the amount of $250,000 or a multiple thereof, (iii) no reduction shall reduce the Facility B Amount to an amount less than the aggregate amount of the Facility B Advances outstanding at the time, and (v) termination or reduction shall be accompanied by the payment of a termination fee to the extent required by
               Section 2.5(b).

          (l) The phrase, "So long as the Note shall remain unpaid," at the beginning of Articles V and VI of the Credit Agreement is hereby deleted, and the phrase, "So long as any Note shall remain unpaid or Facility B shall remain outstanding," is substituted therefor.

          (m) The table in Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

               MONTHS ENDING                                RATIO
               -------------                                -----
               On or before December 31, 1999               3.00 to 1
               January 1, 2000 through June 30, 2000        2.75 to 1
               July 1, 2000 through June 30, 2001           2.50 to 1
               July 1, 2001 and thereafter                  2.00 to 1

          (n) Clause (i) of Section 5.12 of the Credit Agreement is hereby deleted, and the following is substituted therefor:

               (i) with respect to each period of 12 calendar months ending on or before June 30, 1999, $1,900,000,

          (o) The table in Section 5.13 is hereby deleted, and the following is substituted therefor:

               Jeffrey R. Paletz                            $250,000
               Melvin Graf                                  $250,000
               Jack S. Kohler                               $250,000

          (p) The following is hereby inserted at the end of Article V of the Credit Agreement:

                    Section 5.14 PUERTO RICAN CONTRIBUTION MARGIN. The Borrower
               will maintain its Puerto Rican Contribution Margin with respect to each calendar month, determined at the end of each calendar month, at not less than 37.5%.

          (q) The phrase, "the Note", in Section 7.1(a) of the Credit Agreement is hereby deleted, and the phrase, "any Note", is substituted therefor.

          (r) Paragraph (d) of Section 7.2 of the Credit Agreement is hereby redesignated as paragraph (e), and the following is inserted immediately before such paragraph:

                    (d) The Bank may, by notice to the Borrower, declare Facility B to be terminated, whereupon the same shall forthwith terminate.

          (s) Exhibit A to this Amendment is hereby inserted as Exhibit C to the Credit Agreement.

          3. FEES. Concurrent with the execution hereof, the Borrower shall pay the Bank an amendment fee and an origination fee in the amounts of $7,500 and $2,500, respectively. Such fees shall be deemed fully earned by the Bank's entering into this Amendment, whether or not any Facility B Advance is in fact hereafter made.

          4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

          (a) The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and the Facility B Note, and to perform this Amendment, the Facility B Note and the Credit Agreement as amended hereby. This Amendment and the Facility B Note have been duly and validly executed and delivered to the Bank by the Borrower, and this Amendment, the Facility B Note and the Credit Agreement as amended hereby constitute the Borrower's legal, valid and binding obligations enforceable in accordance with their terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the Facility B Note, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower's articles of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of or constitute a default under any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          5. CONDITIONS. The amendments set forth in paragraph 2 shall be effective only if the Bank has received (or waived the receipt of) each of the following, in form and substance satisfactory to the Bank, on or before the date hereof (or such later date as the Bank may agree to in writing):

          (a) This Amendment, duly executed by the Borrower and each of the Guarantors below.

          (b)  The Facility B Note, duly executed by the Borrower.

          (c) A copy of the resolutions of the board of directors of the Borrower evidencing approval of this Amendment, the Facility B Note, the Credit Agreement as amended hereby, and the other matters contemplated hereby, certified as accurate by the secretary of the Borrower.

          (d)  A certificate of the secretary of the Borrower and the Guarantors
     (i) stating that there have been no amendments to or restatements of the articles of incorporation or bylaws of the Borrower or the Guarantors as furnished to the Bank in connection with the execution and delivery of the Credit Agreement other than those that may be attached to the certificate, and (ii) certifying the names of the officers of the Borrower and the Guarantors that are authorized to sign the documents to be delivered pursuant to this Agreement, together with the true signatures of such officers.

          (e) A signed copy of the opinion of counsel for the Borrower, addressed to the Bank, confirming the matters set forth in paragraph 4 hereof (other than paragraph (c) thereof), and such other matters as the Bank may in its sole discretion request.

          6. MISCELLANEOUS. The Borrower shall pay all costs and expenses of the Bank, including attorneys' fees, incurred in connection with the drafting and preparation of this Amendment and any related documents. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by the substantive law of the State of Minnesota.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

CHOICETEL COMMUNICATIONS, INC.          NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION


By /s/ Jeff Paletz                      By /s/ Tracy Smith
  -------------------------------        -------------------------------
  Its  President                        Its Vice President
      ---------------------------           ----------------------------


                                CONSENT OF GUARANTORS

          Each of the undersigned, as guarantors of all indebtedness of the Borrower to the Bank under their separate guaranties, each dated June 30, 1998, hereby consents to the foregoing Amendment and acknowledges that all indebtedness arising under the Credit Agreement, as amended thereby, including but not limited to indebtedness evidenced by the Facility B Note, shall constitute Indebtedness guarantied under those guaranties. The foregoing confirmation shall not be deemed to limit the terms of the Guaranties in any manner. The undersigned acknowledge that this Consent merely confirms the terms of the Guaranties, and that no such confirmation is required in connection with this Amendment or any future amendment to or restatement of the Credit Agreement or any document executed in connection with the Credit Agreement or this Amendment.


/s/ Jeffrey R. Paletz                  /s/ Melvin Graf
---------------------------------      -----------------------------------
     Jeffrey R. Paletz                   Melvin Graf
                                       CHOICETEL, INC.


/s/ Jack S. Kohler
---------------------------------      By /s/ Jeffrey R. Paletz
Jack S. Kohler                           --------------------------------
                                         Its President
                                            -----------------------------

                                                                     EXHIBIT A
                                               (EXHIBIT C TO CREDIT AGREEMENT)

                                   PROMISSORY NOTE
                                     (FACILITY B)


$1,000,000                                              Minneapolis, Minnesota

                                                             December 16, 1998

          For value received, ChoiceTel Communications, Inc., a Minnesota corporation (the "Borrower"), promises to pay to the order of Norwest Bank Minnesota, National Association, a national banking association (the "Bank"), at its main office in Minneapolis, Minnesota, or at such other place as the holder hereof may hereafter from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000), or so much thereof as is advanced by the Bank to the Borrower pursuant to Section 2.9 of the Credit Agreement dated June 30, 1998 between the Borrower and the Bank (together with all amendments, modifications and restatements thereof, the "Credit Agreement"), and to pay interest on the principal balance of this Note outstanding from time to time at the rate or rates determined pursuant to the Credit Agreement.

          This Note is issued pursuant to, and is subject to, the Credit Agreement, which provides (among other things) for the amount and date of payments of principal and interest required hereunder, for the acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined therein) and for the voluntary and mandatory prepayment hereof. This Note is the Facility B Note, as defined in the Credit Agreement.

          The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

          Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                       CHOICETEL COMMUNICATIONS, INC.


                                       By /s/ Jeffrey R. Paletz
                                         --------------------------------
                                         Its President
                                            -----------------------------